UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D. C. 20549


                                    FORM 8-K

      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND
                             EXCHANGE ACT OF 1934.


                                DECEMBER 29, 2004
                Date of Report (Date of Earliest Event Reported)


                             DNAPRINT GENOMICS, INC.
               (Exact name of Registrant as specified in charter)


                         COMMISSION FILE NUMBER: 0-31905


         UTAH                                                  59-2780520
(State of Incorporation)                               (I.R.S. Employer I.D. No)


                     900 COCOANUT AVENUE, SARASOTA, FL 34236
                    (Address of Principal Executive Offices)


                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Loan Agreement

         On December 29, 2004, the Registrant entered into a Loan Agreement (the "Loan Agreement") with Biofrontera AG, a German corporation ("Biofrontera"). As disclosed in a Current Report on Form 8-K filed October 5, 2004, the Registrant previously entered into an Investment Agreement with Biofrontera (the "Investment Agreement"), providing for the purchase by the Registrant of an equity interest of approximately 51% in Biofrontera. Prior to entering into the Investment Agreement or the Loan Agreement, Richard Gabriel, the Registrant's chief executive officer and a director, and Monica Tamborini, the Registrant's chief financial officer, each owned less than 1% of the outstanding equity securities of Biofrontera.

         Although the parties have not yet consummated the purchase under the Investment Agreement, the Registrant loaned 140,000 Euro (approximately $195,000 including fees and currency exchange costs) to Biofrontera under the Loan Agreement. The loan bears interest at 12% per annum, and all principal and accrued interest must be repaid no later than December 31, 2005. Under the Loan Agreement, either the Registrant or Biofrontera may elect to convert the outstanding principal and accrued interest on the loan into Series B preferred shares of Biofrontera. The conversion price is the same as the price at which the Registrant plans to purchase the Biofrontera Series B shares under the Investment Agreement. No such conversion may occur, however, if the Investment Agreement is terminated without the purchase being consummated. In that event, the loan becomes due immediately.

         Biofrontera's Series B preferred shares have a preference over its common shares and Series A shares on liquidation or proceeds of a sale of Biofrontera. The preference amount is equal to the cost of the shares plus accrued but unpaid dividends accumulating at 20% annually. In addition, the Series B shares have separate voting rights with respect to most significant corporate events, such as mergers or other acquisition or capital raising transactions.

Frudakis Amendment

         On December 31, 2004, the Registrant entered into an Amendment (the "Amendment") to the Funding Agreement dated October 25, 2002 between the Registrant and Tony Frudakis. Tony Frudakis is a director of the Registrant and serves as its chief scientific officer and secretary.

         Under the Funding Agreement, Dr. Frudakis agreed to lend us certain funds, which, prior to the Amendment, were scheduled to mature, along with all accrued interest at 8%, on December 31, 2004. We do not anticipate incurring any additional indebtedness to Dr. Frudakis under this arrangement. In the event of our default, Dr. Frudakis' only remedy is to require us to issue shares of our stock as consideration for satisfaction of the debt. Under the Amendment, the due date of all indebtedness under the Funding Agreement is extended from December 31, 2004 to December 31, 2005. In all other respects, the Funding Agreement remains in force.

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ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION.

           See Item 1.01 above.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

           Not applicable.

      (b)  PRO FORMA FINANCIAL INFORMATION.

           Not applicable.

      (c)  EXHIBITS.

EXHIBIT
NUMBER                                DESCRIPTION
--------------------------------------------------------------------------------

4.1 Loan Agreement, dated December 29, 2004, by and between DNAPrint genomics, Inc. and Biofrontera AG.

4.2 Amendment to Funding Agreement, dated December 31, 2004, by and between DNAPrint genomics, Inc. and Tony Frudakis



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 5th day of January, 2005.


                                               DNAPrint genomics, Inc.


                                               By: /s/ Richard Gabriel
                                                   ---------------------------
                                                   Richard Gabriel, President



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